Novatel Wireless Reports Fourth Quarter 2015 Financial Results
IoT Products and Solutions Generate 49% of the Company’s Total Fourth Quarter Revenues
DigiCore’s Ctrack™ Telematics Solutions Achieve Fourth Quarter Revenue and Profitability Targets
Company Evolves Toward SaaS and Recurring Revenue Solutions, Driving Gross Margin Expansion
SAN DIEGO—February 18, 2016 -- Novatel Wireless, Inc. (NASDAQ: MIFI), a leading provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market, announced financial results for the fourth quarter ended December 31, 2015.
“I am excited to announce that Novatel Wireless reached a significant milestone in the fourth quarter, with nearly half of our total revenues generated by our IoT products and solutions, as compared to only 15% at this time last year. I am particularly pleased with the revenue, profitability and subscriber growth of our Ctrack fleet management solutions, which propelled our non-GAAP gross margins on IoT products and solutions in the fourth quarter to an all-time high of 50%,” said Sue Swenson, Chair and CEO of Novatel Wireless. “As we enter 2016, our FW business continues to evolve its portfolio and efforts toward SaaS and other recurring service revenues, while our MiFi® business remains solidly aligned with our core wireless carrier customer who distributes several Novatel Wireless products. When combined with the global presence of Ctrack’s fleet management, stolen vehicle recovery, user-based insurance and asset tracking solutions, I expect the Company’s profitability to increase to more than $7 million in quarterly adjusted EBITDA during the second half of the year.”
Fourth Quarter 2015 Financial Highlights
The Company announced the following U.S. GAAP (“GAAP”) financial results for the fourth quarter of 2015:

•
Revenue increased by 4.9% to $58.1 million in the fourth quarter of 2015, compared to $55.4 million in the fourth quarter of 2014. Revenue from machine-to-machine and other IoT products and solutions (collectively, “IoT products and solutions”) increased by 238.1% to $28.4 million in the fourth quarter of 2015, from $8.4 million in the fourth quarter of 2014, due to the Company’s focus on growing IoT revenues, which included the acquisitions of DigiCore Holdings Limited (“Ctrack”) and Feeney Wireless (“FW”) during 2015. Revenue from Ctrack™ solutions was $16.6 million in the fourth quarter of 2015, driving revenue from IoT products and solutions to 48.9% of the Company’s total revenue in the fourth quarter of 2015, compared to only 15.2% in the fourth quarter of 2014. Revenue from mobile computing products (“MiFi products”) was $29.7 million in the fourth quarter of 2015, a decrease of $17.3 million, or 36.8%, from $47.0 million in the fourth quarter of 2014, primarily resulting from end-of-life or other reduced sales to non-Verizon customers. Revenues and cost of goods sold in the fourth quarter were both reduced by $4.3 million due to an adjustment of certain FW revenues and cost of goods sold dating back to the Company’s acquisition of FW in March 2015. If not for this adjustment, the Company’s revenues would have been $62.4 million in the fourth quarter of 2015. This adjustment had no impact on the Company’s gross profit, income, or any other line item in the Company’s financial statements for any quarter or for the full year 2015.

•
Net loss was ($14.4 million), or ($0.27) per share, in the fourth quarter of 2015, compared to a net loss of ($4.4 million), or ($0.10) per basic share, in the fourth quarter of 2014. The net loss for the fourth quarter of 2015 included a $2.1 million charge for amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes issued in June 2015, $3.0 million of restructuring charges related to the departure of certain executives in the fourth quarter, $5.8 million of charges related to the Company’s acquisition activities, including adjustments to inventory valuations based on the fair value of finished goods, estimated contingent earn-out payments and other compensation expense related to the acquisitions, partially offset by a $2.0 million non-cash gain in an acquisition-related escrow account for the purchase of Ctrack.

•
As of December 31, 2015, the Company had cash and cash equivalents of $12.6 million, an increase from $10.2 million as of September 30, 2015, with no amounts drawn down on its $48 million revolving credit facility with Wells Fargo Bank.

The Company also announced the following non-GAAP financial results for the fourth quarter of 2015. A reconciliation of these non-GAAP financial measures to the Company’s GAAP financial results is included in the tables accompanying this news release:

•
Non-GAAP gross profit increased by 56.1% to $20.6 million in the fourth quarter of 2015, from $13.2 million in the fourth quarter of 2014, driven by a combination of increased IoT revenue and increased gross margins from the Company’s IoT products and solutions. Overall non-GAAP gross margin increased to 35.4% in the fourth quarter of 2015, compared to 23.8% in the fourth quarter of 2014, as the Company continues its transition toward an improved mix of higher margin IoT offerings. Non-GAAP gross margin on IoT products and solutions increased to 49.6% in the fourth quarter of 2015, compared to 26.0% in the fourth quarter of 2014, primarily driven by non-GAAP gross margins of 60.5% from the Company’s recently-acquired Ctrack telematics solutions. Non-GAAP gross margin on MiFi products decreased to 21.9% in the fourth quarter of 2015, compared to 23.4% in the fourth quarter of 2014, as a result of lower margins from the sales of legacy products. In the fourth quarter of 2015, gross margin was positively impacted by the $4.3 million adjustment of certain FW revenues and cost of goods sold mentioned above. If not for this adjustment, the Company’s overall non-GAAP gross margin would have been 33.0% in the fourth quarter of 2015.

•
Non-GAAP operating expenses increased to $22.9 million in the fourth quarter of 2015, compared to $12.7 million in the fourth quarter of 2014, an increase of 80.3%, due to the acquisition and integration of Ctrack and FW in 2015. The Company has undertaken cost containment measures to partially offset this increase in non-GAAP operating expenses, including two reductions-in-force and a closure of the Company’s Richardson, TX, facility since August 2015 that, among other cost savings, have eliminated 88 full and part-time employees and contractors across the Company.

•
Adjusted EBITDA declined to ($0.1 million) in the fourth quarter of 2015, compared to $1.8 million in the fourth quarter of 2014, as the Company continues to integrate its two acquisitions from 2015. Despite the devaluation of the South African Rand against the U.S. dollar by more than 10% over the course of the fourth quarter, adjusted EBITDA contributed by Ctrack was at the high end of our guidance range, at $2.5 million in the fourth quarter, as the Company continues to evolve its cost structure and activities toward higher margin SaaS and services solutions.

•
Non-GAAP net loss for the fourth quarter of 2015 was ($2.3 million), or ($0.04) per share, compared to $0.3 million, or $0.01 per fully-diluted share, in the fourth quarter of 2014, as the Company continues to integrate its two acquisitions from 2015.

Other Key Metrics

	Q4-2015	Q3-2015	Q4-2014
SaaS and Services Revenue	$12.6 million	$2.3 million	$0.3 million
Hardware Revenue	$45.5 million	$52.3 million	$55.1 million
Fleet Subscribers	157,850	155,000*	n/a
Total Subscribers	520,220	510,000*	n/a

*	Q3-2015 subscriber metrics include Ctrack subscribers even though the Company had no revenue associated with Ctrack in Q3-2015 due to the closing of the acquisition on October 5, 2015.
Recent Highlights
The Company’s business and organizational highlights since the beginning of the fourth quarter include:

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Today, the Company signed a definitive asset purchase agreement to sell its telematics hardware business to Micronet Enertec Technologies, Inc., for a total purchase price of $24 million. The Company will receive $12 million in cash upon the closing of the transaction and will receive two payments of $6 million on each of the first and second anniversaries of the date of completion of the transaction. In addition, the Company and Micronet will enter into a manufacturing and supply agreement whereby the Company will agree to purchase products from Micronet following the close of the transaction. A separate press release was issued by the Company today pertaining to this transaction.

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On January 19, 2016, the Company announced a new, advanced telematics solution optimized for the emerging car-sharing sector in Europe, with options such as driver ID and authorization for keyless vehicle access. The Ctrack solution has been deployed in pilot programs by a leading automobile manufacturer and ride-share service operators.

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On January 4, 2016, the Nevada Highway Patrol selected an IoT bundled solution of FW-managed monthly service offerings and FW’s newly-launched Skyus X™ in-vehicle router for wireless connectivity. The solution is outfitted with NetMotion Wireless' Mobility application and is designed to deliver secure and reliable wireless communication to law enforcement and enterprise fleets.

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During the fourth quarter, Ctrack fleet management solutions were selected by small and medium-sized businesses in the United Kingdom for advanced vehicle tracking services. Clymac, a leading provider of fire detection and security systems, and Acorn Analytics, an environmental and asbestos consultation firm, are among those that added Ctrack solutions to their fleets in an effort to control costs and increase employee productivity.

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Mercedes Benz South Africa selected Ctrack on November 1, 2015 to be the preferred supplier of stolen vehicle recovery units for every commercial vehicle sold with Mercedes Benz’s Fleetboard telematics device. An optional dashboard camera solution provided by Ctrack also will be offered to all Mercedes Benz South Africa commercial clients.

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Ctrack was selected to provide a custom solution for KLM Equipment Services (“KLM”) at the Amsterdam Airport Schiphol, providing a platform that different companies and KLM departments at the airport can use to manage employee access to equipment. This custom solution utilizes identification software and Ctrack GPS units to ensure that only approximately 5,000 of the 60,000 airport employees have access to KLM’s equipment. In addition, KLM can use a desktop computer, smartphone or tablet to track the location of specific equipment, resulting in more efficient use of KLM’s airport vehicles. The access card registration system also records the length of time each employee uses the equipment, enabling automatic invoicing.

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On October 5, 2015, the Company closed its acquisition of Ctrack, with its Ctrack SaaS offerings for the fleet management, user-based insurance, and asset tracking and monitoring markets. The acquisition added Ctrack’s subscribers to the Company’s growing SaaS base, while significantly increasing the Company’s global footprint to over 50 countries spanning six continents.

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Sue Swenson was appointed as Chief Executive Officer of the Company on October 27, 2015, replacing Alex Mashinsky. Ms. Swenson has been a member of the Company’s Board of Directors since 2012 and has served as Chair of the Board since 2014. Ms. Swenson brings decades of leadership experience and operational expertise in the wireless technologies industry, with prior service as president and COO of PacTel Cellular (which later became part of AirTouch Cellular), CEO and president of Cellular One, president of Leap Wireless, COO of T-Mobile USA, COO of Amp'd Mobile, and CEO of Sage, North America. Ms. Swenson is Chair of FirstNet and also sits on a number of other boards including those of Harmonic, Spirent Plc and Wells Fargo.

First Quarter Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” at the end of this news release. A more detailed description of risks related to our business is included in the reports filed by the Company with the Securities and Exchange Commission (the “SEC”).
Our guidance for the first quarter of 2016 reflects current business indicators and expectations as of the date of this news release, including current exchange rates for foreign currencies.

First Quarter 2016 Outlook
Revenue	$59 million - $64 million
Non-GAAP Gross Margin	32% - 35%
Non-GAAP Operating Expenses	$23 million - $26 million
Adjusted EBITDA	$0.0 million - $1.0 million
Non-GAAP Net Loss Per Share	$(0.09) - $(0.06)
Weighted Average Shares Outstanding	approximately 53 million
Our first quarter outlook is inclusive of the following anticipated contribution from Ctrack to the Company’s first quarter financial results:

Revenue	$12 million - $16 million
Non-GAAP Gross Margin	60% - 65%
Adjusted EBITDA	$1.5 million - $2.5 million

Conference Call Information
Novatel Wireless will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. To access the conference call:

•	In the United States, call 1-800-860-2442

•	International parties can access the call at 1-412-858-4600
Novatel Wireless will offer a live audio webcast of the conference call, which will be accessible from the “Investors” section of the Company's website at www.novatelwireless.com. An audio replay of the conference call will also be available beginning one hour after the call, through March 3, 2016. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10080291#. International parties may call 1-412-317-0088 and enter the same code.
ABOUT NOVATEL WIRELESS
Novatel Wireless, Inc. (Nasdaq:MIFI) is a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market.  Our innovative products and solutions provide anywhere, anytime communications and analytics for consumers and businesses of all sizes, with approximately 158,000 subscribed fleet vehicles for Ctrack among the Company’s 520,000 global subscribers.  Novatel Wireless, Inc. is headquartered in San Diego, California. www.novatelwireless.com. @MIFI (Twitter)
Cautionary Note Regarding Forward-Looking Statements
Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our outlook for the first quarter ending March 31, 2016, future demand for our products, the expected impact of acquisition activity, the anticipated cost savings from our restructuring actions, including statements made by Sue Swenson, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management's current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.
Factors that could cause actual results to differ materially from the Company’s expectations are set forth as risk factors in the Company's SEC reports and filings and include (1) the future demand for wireless broadband access to data, (2) the growth of wireless wide-area networking, (3) changes in commercially adopted wireless transmission standards and technologies including 3G and 4G standards, (4) continued customer and end-user acceptance of the Company's current product and service offerings and market demand for the Company's anticipated new product and service offerings, (5) increased competition and pricing pressure from participants in the markets in which the Company is engaged, (6) dependence on third party manufacturers in Asia and key component suppliers worldwide, (7) the Company’s ability to successfully integrate FW, Ctrack and any other businesses, products, technologies or personnel that we may acquire in the future, (8) unexpected liabilities or expenses, (9) the Company's ability to introduce new products and services in a timely manner, (10) litigation, regulatory and IP developments related to our products or components of our products, (11) dependence on a small number of customers, (12) the effect of changes in accounting standards and in aspects of our critical accounting policies and (13) the Company's plans and expectations relating to acquisitions, strategic relationships, international expansion, software and hardware developments, personnel matters and cost containment initiatives.
These factors, as well as other factors described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.
Non-GAAP Financial Measures
Novatel Wireless, Inc. has provided in this news release financial information that has not been prepared in accordance with GAAP. Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share exclude restructuring charges, share-based compensation expense, a non-cash change in an acquisition-related escrow account that was used for the purchase of Ctrack, a non-cash change in fair value of a Company-issued warrant to purchase common stock in 2014, losses related to shareholder litigation resolved in 2014, charges related the Company’s one-time all-employee 2014 retention bonus plan, a 2014 refund from an acquisition-related escrow account from the acquisition of Enfora, Inc. in 2010, amortization of the debt discount and debt issuance costs associated with the Company’s convertible notes, and charges related to the Company’s acquisition activities, including adjustments to inventory valuations based on the fair value of finished goods, estimated contingent earn-out payments and other compensation expense related to the acquisitions. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible notes).
Non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross profit, gross margin, operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share because we consider each to be an important supplemental measure of our performance.
Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company's performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. The stock-based compensation expenses are expected to vary depending on the number of new grants issued to both current and new employees and changes in the Company's stock price, stock market volatility, expected option life and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company's operating performance on a period-to-period basis because such expenses are not, in management's view, related to the Company's ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources.
The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
Calculations of non-GAAP gross profit, gross margin, operating expenses, adjusted EBITDA, net loss and net loss per share have limitations as an analytical tool and you should not consider these measures in isolation or as substitutes for GAAP metrics. In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.
Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.
(C) 2016 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

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Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net revenues	$58,056	$55,361	$220,942	$185,245
Cost of net revenues	41,528	42,855	161,989	148,198
Gross profit	16,528	12,506	58,953	37,047
Operating costs and expenses:
Research and development	7,311	10,150	35,446	34,314
Sales and marketing	8,496	3,976	20,899	13,792
General and administrative	10,990	2,522	34,452	15,402
Amortization of purchased intangible assets	1,030	140	2,126	562
Shareholder litigation loss	—	790	—	790
Restructuring charges	3,032	280	3,821	7,760
Total operating costs and expenses	30,859	17,858	96,744	72,620
Operating loss	(14,331)	(5,352)	(37,791)	(35,573)
Other income (expense):
Change in fair value of warrant liability	—	1,508	—	(3,280)
Non-cash change in acquisition-related escrow	2,031	—	(8,286)	—
Interest expense, net	(3,845)	(57)	(7,164)	(85)
Other income (expense), net	1,786	(49)	1,128	(167)
Loss before income taxes	(14,359)	(3,950)	(52,113)	(39,105)
Income tax provision	42	51	181	124
Net loss	(14,401)	(4,001)	(52,294)	(39,229)
Less: Net loss attributable to noncontrolling interests	8	—	8	—
Net loss attributable to Novatel Wireless, Inc.	(14,393)	(4,001)	(52,286)	(39,229)
Recognition of beneficial conversion feature	—	(445)	—	(445)
Net loss attributable to common shareholders	$(14,393)	$(4,446)	$(52,286)	$(39,674)

Per share data:
Net loss per share attributable to common shareholders:
Basic	$(0.27)	$(0.10)	$(1.04)	$(1.05)
Weighted-average shares used in computation of net loss per share attributable to common shareholders:
Basic	52,863	45,054	50,301	37,959

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,570	$17,853
Accounts receivable, net	35,263	24,213
Short-term investments	1,267	—
Inventories	55,837	37,803
Prepaid expenses and other	6,039	7,912
Total current assets	110,976	87,781
Property, plant and equipment, net	8,812	5,279
Rental assets, net	6,155	—
Intangible assets, net	44,268	1,493
Goodwill	21,373	—
Deferred tax assets, net	3,492	—
Other assets	201	467
Total assets	$195,277	$95,020
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,284	$34,540
Accrued expenses and other current liabilities	25,613	23,844
DigiCore bank facilities	3,313	—
Total current liabilities	64,210	58,384
Long-term liabilities:
Convertible senior notes, net	82,461	—
Revolving credit facility	—	5,158
Other long-term liabilities	18,142	932
Total liabilities	164,813	64,474
Stockholders’ equity:
Common stock	53	46
Additional paid-in capital	502,337	466,665
Accumulated other comprehensive loss	(8,507)	—
Accumulated deficit	(463,450)	(411,165)
Treasury stock at cost	—	(25,000)
Total stockholders’ equity attributable to Novatel Wireless, Inc.	30,433	30,546
Noncontrolling interests	31	—
Total stockholders’ equity	30,464	30,546
Total liabilities and stockholders’ equity	$195,277	$95,020

NOVATEL WIRELESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(14,401)	$(4,001)	$(52,294)	$(39,229)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,839	1,519	8,323	7,408
Amortization of acquisition-related inventory step-up	3,332	—	4,097	—
Provision for bad debts, net of recoveries	360	(101)	422	86
Provision for excess and obsolete inventory	233	349	1,043	3,382
Share-based compensation expense	3,123	1,972	6,350	3,588
Amortization of debt discount and debt issuance costs	2,111	—	4,692	—
Change in fair value of warrant liability	—	(1,508)	—	3,280
Non-cash change in acquisition-related escrow	(2,031)	—	8,286	—
Deferred income taxes	106	87	106	87
Unrealized foreign currency transaction gain	(1,298)	—	(1,298)	—
Other	175	—	175	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	11,424	4,088	4,760	15,688
Inventories	(9,999)	(10,013)	(3,960)	(13,392)
Prepaid expenses and other assets	3,257	(3,703)	2,683	(2,403)
Accounts payable	2,681	4,536	(11,187)	10,036
Accrued expenses, income taxes, and other	(2,558)	(8)	1,859	(4,798)
Net cash provided by (used in) operating activities	354	(6,783)	(25,943)	(16,267)
Cash flows from investing activities:
Acquisition-related escrow	79,999	—	(8,275)	—
Acquisitions, net of cash acquired	(76,928)	—	(85,991)	—
Purchases of property, plant and equipment	(979)	(240)	(1,975)	(1,753)
Proceeds from the sale of property, plant and equipment	46	—	46	—
Purchases of intangible assets	(933)	(288)	(1,157)	(431)
Proceeds from the sale of short-term investments	265	—	265	—
Purchases of marketable securities	—	(104)	—	(1,359)
Marketable securities maturities / sales	—	5,462	—	23,975
Net cash provided by (used in) investing activities	1,470	4,830	(97,087)	20,432
Cash flows from financing activities:
Gross proceeds from the issuance of convertible senior notes	—	—	120,000	—
Payment of issuance costs related to convertible senior notes	(387)	—	(3,927)	—
Proceeds from the exercise of warrant to purchase common stock	—	—	8,644	—
Net borrowings on DigiCore bank facilities	1,581	—	1,581	—
Net borrowings (repayments) on revolving credit facility	—	5,158	(5,158)	5,158
Payoff of acquisition-related assumed liabilities	—	—	(2,633)	—
Principal payments under capital lease obligations	(288)	—	(288)	—
Principal payments on mortgage bond	(59)	—	(59)	—
Proceeds from the issuance of Series C preferred stock and common stock, net of issuance costs	—	—	—	14,163
Principal repayments of short-term debt	—	—	—	(2,566)
Repayment of litigation settlement note payable, including interest	—	(5,026)	—	(5,026)
Proceeds from stock option exercises and ESPP, net of taxes paid on vested restricted stock units	(243)	(446)	14	(821)
Net cash provided by (used in) financing activities	604	(314)	118,174	10,908
Effect of exchange rates on cash and cash equivalents	(77)	(43)	(427)	(131)
Net increase (decrease) in cash and cash equivalents	2,351	(2,310)	(5,283)	14,942
Cash and cash equivalents, beginning of period	10,219	20,163	17,853	2,911
Cash and cash equivalents, end of period	$12,570	$17,853	$12,570	$17,853

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2015		Year Ended December 31, 2015
	Net Income (Loss)	Income (Loss) Per Share	Net Income (Loss)	Income (Loss) Per Share
GAAP net loss	$(14,401)	$(0.27)	$(52,294)	$(1.04)
Adjustments:
Share-based compensation expense (a)	1,551	0.03	4,778	0.10
Purchased intangibles amortization (b)	1,609	0.03	3,017	0.06
Acquisition-related charges (c)	5,823	0.11	13,544	0.27
Convertible notes discount and issuance costs amortization (d)	2,111	0.04	4,692	0.09
Non-cash change in acquisition-related escrow (e)	(2,031)	(0.04)	8,286	0.16
Retention bonus (f)	—	—	5,200	0.10
Restructuring charges (g)	3,032	0.06	3,821	0.08
Non-GAAP net loss	$(2,306)	$(0.04)	$(8,956)	$(0.18)

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718, net of related restructuring charges.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the DigiCore and FW acquisitions and also include FW contingent earn-out, fair value adjustments of DigiCore and FW acquired finished goods and other acquisition-related expenses.

(d)	Adjustments reflect debt discount and debt issuance costs amortization on convertible notes.

(e)	Adjustments reflect the non-cash change in an acquisition-related escrow account for the purchase of DigiCore.

(f)	Adjustments reflect accruals for an all-employee retention bonus plan.

(g)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended December 31, 2015
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Acquisition-related charges and inventory fair value adjustments (d)	Non-GAAP
Cost of net revenues	$41,528	$126	$579	$—	$3,332	$37,491
Operating costs and expenses:
Research and development	7,311	405	—	—	—	6,906
Sales and marketing	8,496	261	—	—	—	8,235
General and administrative	10,990	759	—	—	2,491	7,740
Amortization of purchased intangibles assets	1,030	—	1,030	—	—	—
Restructuring charges	3,032	—	—	3,032	—	—
Total operating costs and expenses	$30,859	1,425	1,030	3,032	2,491	$22,881
Total		$1,551	$1,609	$3,032	$5,823

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718, net of related restructuring charges.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the DigiCore and FW acquisitions and also include FW contingent earn-out, fair value adjustments of DigiCore and FW acquired finished goods and other acquisition-related expenses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Year Ended December 31, 2015
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Restructuring charges (c)	Retention bonus (d)	Acquisition- related charges and inventory fair value adjustments (e)	Non-GAAP
Cost of net revenues	$161,989	$233	$891	$—	$630	$4,097	$156,138
Operating costs and expenses:
Research and development	35,446	1,003	—	—	2,930	—	31,513
Sales and marketing	20,899	579	—	—	770	—	19,550
General and administrative	34,452	2,963	—	—	870	9,447	21,172
Amortization of purchased intangibles assets	2,126	—	2,126	—	—	—	—
Restructuring charges	3,821	—	—	3,821	—	—	—
Total operating costs and expenses	$96,744	4,545	2,126	3,821	4,570	9,447	$72,235
Total		$4,778	$3,017	$3,821	$5,200	$13,544

(a)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718, net of related restructuring charges.

(b)	Adjustments reflect amortization of purchased intangibles for acquisitions.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)	Adjustments reflect accruals for an all-employee retention bonus plan.

(e)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the DigiCore and FW acquisitions and also include FW contingent earn-out, fair value adjustments of DigiCore and FW acquired finished goods and other acquisition-related expenses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Reconciliation of GAAP Loss before Income Taxes to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2015	Year Ended December 31, 2015
Loss before income taxes	$(14,359)	$(52,113)
Depreciation and amortization (a)	3,839	8,323
Share-based compensation expense (b)	1,551	4,778
Restructuring charges (c)	3,032	3,821
Retention bonus (d)	—	5,200
Acquisition-related charges (e)	5,823	13,544
Non-cash change in acquisition-related escrow (f)	(2,031)	8,286
Other expense (g)	2,059	6,036
Adjusted EBITDA	$(86)	$(2,125)

(a)	Adjustments reflect depreciation and amortization charges, including amortization of purchased intangibles for acquisitions.

(b)	Adjustments reflect share-based compensation expense recorded under ASC Topic 718, net of related restructuring charges.

(c)	Adjustments reflect restructuring charges, including employee severance and facility exit related costs.

(d)	Adjustments reflect accruals for an all-employee retention bonus plan.

(e)
Adjustments reflect professional fees, including legal, due diligence and other related charges for the DigiCore and FW acquisitions and also include FW contingent earn-out, fair value adjustments of DigiCore and FW acquired finished goods and other acquisition-related expenses.

(f)	Adjustments reflect the non-cash change in an acquisition-related escrow account for the purchase of DigiCore.

(g)	Adjustments reflect interest expense and debt discount and debt issuance costs amortization on convertible notes, net of any interest income and foreign currency gains (losses).

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

NOVATEL WIRELESS, INC.
Net Revenues by Product Category
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Product Category	2015	2014	2015	2014
Mobile Computing Solutions	$29,688	$47,017	$146,380	$145,500
M2M Products and Solutions	28,368	8,344	74,562	39,745
Total	$58,056	$55,361	$220,942	$185,245